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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of International Technology Corporation and OHM Corporation for the registration of shares of International Technology Corporation's common stock to be issued in connection with the merger of IT-Ohio, Inc. with OHM Corporation and to the incorporation by reference therein of our reports dated May 13, 1997 and February 12, 1998, with respect to the consolidated financial statements and schedule of International Technology Corporation and OHM Corporation, respectively, included in their Annual Reports (as amended) for their years ended March 28, 1997 and December 31, 1997, respectively, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania and Columbus, Ohio

April 27, 1998